UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2021

Oaktree Specialty Lending Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00755	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OCSL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 29, 2020, Oaktree Specialty Lending Corporation (the “Company”) and Oaktree Strategic Income Corporation (“OCSI”) entered into an agreement to merge together with OCSL as the surviving company (the “Merger”). On December 18, 2020, putative stockholder Oklahoma Firefighters Pension and Retirement System filed a complaint on behalf of itself and all other similarly situated holders of the Company’s common stock and derivatively on behalf of the Company as nominal defendant in the Delaware Court of Chancery, captioned Oklahoma Firefighters Pension and Retirement System v. Frank, et al., No. 2020-1075-VCM (Del. Ch.) (the “Merger Litigation”). The Merger Litigation alleged a direct breach of fiduciary duty claim against the board of directors in connection with the solicitation of the approval by the Company’s stockholders of the issuance of shares of the company’s common stock to be issued pursuant to the merger agreement and a derivative breach of fiduciary duty claim against the board of directors in connection with its negotiation and approval of the Merger. The Merger Litigation alleged, among other things, that the members of the board of directors had certain conflicts of interest in the negotiation and approval of the Merger and that the initial filing of the joint proxy statement/prospectus relating to the Merger omitted certain information that the plaintiff claimed was material. The Merger Litigation, among other things, requested that the court enjoin the vote of the Company’s stockholders with respect to the approval of the issuance of shares of the Company’s common stock to be issued pursuant to the merger agreement and award attorneys’ fees and damages in an unspecified amount. On February 16, 2021, the plaintiff withdrew the request that the court enjoin the vote of the Company’s stockholders. On April 26, 2021, putative stockholder Oklahoma Firefighters Pension and Retirement System filed a proposed order voluntarily dismissing its claims surrounding the Merger with prejudice as to the plaintiff and without prejudice as to any other stockholder of the Company. The court entered the order of dismissal on May 10, 2021. The Court retained jurisdiction solely for the purpose of adjudicating the anticipated application of plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the supplemental disclosures included in the amended joint proxy statement/prospectus. Defendants subsequently agreed to pay $435,000.00 to plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the claim for attorneys’ fees and expenses in the Merger Litigation.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE SPECIALTY LENDING CORPORATION

Date: August 6, 2021	By:	/s/ Mel Carlisle
	Name:	Mel Carlisle
	Title:	Chief Financial Officer and Treasurer